THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANS-FERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.



                      FORTUNE NATURAL RESOURCES CORPORATION



WARRANT                                                   ______________WARRANTS
CERTIFICATE NO. ______                                  __________________, 1997


                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                   ------------------------------------------



         THIS CERTIFIES that, for value received, ____________________, or registered assigns ("Holder"), is the registered holder of the number of warrants set forth above (the "Warrants"), each of which entitles Holder to purchase, subject to the terms and conditions set forth below, one fully paid and non-assessable share of Common Stock of FORTUNE NATURAL RESOURCES CORPORATION, a Delaware corporation (the "Company"), at a purchase price of $______ (the "Purchase Price"), at any time or from time to time after the date set forth above (the "Exercise Date") and on or prior to 5:00 P.M., Central Standard Time on ________________, ______ (the "Expiration Date"). The Purchase Price and the number and kinds of securities of the Company purchasable upon the exercise of the Warrants represented hereby are subject to modification or adjustment as provided below. The Purchase Price shall be payable in lawful funds of the United States. Upon presentation and surrender of this Warrant Certificate together with the payment of the Purchase Price for the shares of Common Stock thereby purchased and the Form of Notice of Exercise attached hereto duly executed, at the place and in the manner specified in Section 4, below, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

         1.       Registration and Transfer
                  -------------------------

                  1.1      General
                           -------

                  The Company shall maintain books for the registration and transfer of the Warrants. Prior to due presentment for registration of transfer of the Warrants, the Company may deem and treat the registered Holder as the absolute owner thereof.

                  1.2      Transfer
                           --------

                  The Warrants may not be assigned, or transferred without the prior written consent of the Company, in its sole and absolute discretion;

                  1.3      Registration
                           ------------

                  Subject to Section 1.1, above, the Company shall register upon its books any transfer of the Warrants upon surrender of this Warrant Certificate to the Company accompanied (if so required by the Company) by a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be cancelled by the Company. If only a portion of the Warrants represented by this Warrant Certificate are transferred, a new Warrant Certificate shall also be issued to the transferor.

         2.       Loss or Mutilation
                  ------------------

                  Upon receipt by the Company of reasonable evidence of the ownership and the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

         3.       Adjustments
                  -----------

                  The Purchase Price and the number of shares purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the occurrence of certain events described herein.

                  3.1.     Purchase Price Adjustment
                           -------------------------

                           (a)      Split, Subdivision, or Combination of Shares

                                    If the  Company  at  any  time  while  these
Warrants remain outstanding and unexpired shall split, subdivide, or combine the securities as to which purchase rights hereunder exist, the Purchase Price shall be proportionately increased or decreased as appropriate.

                           (b)      Common Stock Dividends
                                    ----------------------

                                    If the  Company  at  any  time  while  these
Warrants remain outstanding and unexpired shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to, the shares of Common Stock, then the Purchase Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive any dividend or distribution, to that price determined by multiplying the Purchase Price in effect immediately prior to such date of determination by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

                           (c)      Other Dividends
                                    ---------------

                                    If the  Company,  at any  time  while  these
Warrants remain outstanding and unexpired, shall pay a dividend or make any other distribution with respect to Common Stock payable in stock (other than Common Stock) or other securities or property, the Holder hereof shall be entitled to receive, upon exercise of the Warrants, in addition to the shares of Common Stock otherwise receivable upon exercise hereof, the same number and kind of stock other securities and property which the Holder would have received had the Holder then held the shares of Common Stock receivable on exercise hereof on and before the record date for such dividend or distribution.

                           (d)      Reclassification and Recapitalization
                                    -------------------------------------

                                    In  the  event  of any  reclassification  or
recapitalization of the Common Stock, the Purchase Price shall be appropriately adjusted in good faith by the Board of Directors of the Company to reflect such reclassification or recapitalization and to protect (i) the rights of the Holder to receive, upon the exercise hereof, the same amount of securities or property that it would have received had it exercised the Warrants immediately prior to the date for determination of Holders of Common Stock entitled to receive securities or property as a result of such reclassification or recapitalization, and (ii) the Holder's rights to appropriate adjustment upon any further stock dividend, stock split, reclassification, or recapitalization.

                  3.2      Adjustment of Number of Shares
                           ------------------------------

                           Upon each adjustment in the Purchase Price to Section
3.1(a) or Section 3.1(b) above, the number of shares of Common Stock purchasable hereunder shall be adjusted to the nearest whole share to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Purchase Price by a fraction, the numerator of which shall be the Purchase Price immediately prior to such adjustment, and the denominator of which shall be the Purchase Price immediately after such adjustment.

                  3.3      Capital Reorganization, Merger, or Sale of Assets
                           -------------------------------------------------

                           If, at any time or from time to time,  there shall be
a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere herein) or a merger or consolidation of the Company with or into another corporation, or a sale of all or substantially all of the Company's properties and assets to any other person, the Holder shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, merger, consolidation, or sale, that appropriate provision be made so that the Holder shall thereafter be entitled to purchase), upon exercise of the Warrants, the kind and amount of shares of stock or other securities or property in the Company, or of the successor corporation resulting from such merger, consolidation, or sale, to which a holder of Common Stock issuable upon exercise would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 3 (including adjustment of the Purchase Price then in effect and the number of shares of Common Stock purchasable upon exercise of the Warrants) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

                  3.4      Certificate as to Adjustment
                           ----------------------------

                           Upon   the   occurrence   of   each   adjustment   or
readjustment of the Purchase Price and the number of shares of Common Stock pursuant to this Section 3, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause its chief financial officer to verify such computation and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Purchase Price at the time in effect, and
(c) the number of shares of Common Stock and the amount, if any, of other securities and/or property which at the time would be receivable upon the exercise of the Warrants. Such certificate shall set forth in reasonable detail such facts as may be necessary to show the reason for and manner of computing such adjustment.

                  3.5      No Impairment
                           -------------

                           The Company will not, by amendment of its Certificate
of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance or any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

                  3.6      Notices of Record Date
                           ----------------------

                           In the event of any taking by the Company of a record
of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any rights to subscribe for, purchase, or otherwise acquire any shares of stock of any class or for any securities or property, or to receive any other right, the Company shall mail to the Holder, at least thirty (30) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, or right, in the amount and character of such dividend, distribution, or right.

                  3.7      No Fractional Shares
                           --------------------

                           No fractional shares shall be issued upon exercise of
the Warrants, and the number of shares of Common Stock to be issued shall be rounded to the nearest full share. Such rounding shall be determined on the basis of the total number of Warrants the Holder is at the time exercising and the number of shares of Common Stock issuable upon such aggregate exercise.

         4.       Exercise of Warrants
                  --------------------

                  The purchase rights represented by these Warrants are exercisable by the Holder, in whole or in part, at any time and from time to time on or after the Exercise Date and on or prior to the Expiration Date. The Warrants may be exercised by surrender of this Warrant Certificate, with the Notice of Exercise attached hereto duly executed, to the principal executive office of the Company, presently is located at One Commerce Green, 515 W. Greens Rd., Suite 720, Houston, Texas, 77067 (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company), and shall be accompanied by payment in cash, check or bank draft, payable to the Company, in an amount equal to the full purchase price for the shares of Common Stock of the Company (hereinafter referred to as the "Shares") the Company shall deliver a certificate or certificates representing the Shares as soon as practical, and, in any event, within ten (10) days after the notice shall be received. The certificate or certificates for the Shares shall be registered in the name of the person or persons exercising the Warrants and shall be delivered, as provided above, to the written order of the person or persons exercising the Warrants. All shares of Common Stock which may be issued upon the exercise of the Warrants as provided herein shall be fully paid and non-assessable and free from all taxes, liens and charges with respect thereto. Holder shall not be entitled to the privileges of share ownership as to any shares of Common Stock not actually issued and delivered to it. Holder hereby certifies that all shares of Common Stock in the Company purchased or to be purchased by it pursuant to the exercise of the Warrants are being, or are to be, acquired by it for investment and not with a view to the distribution thereof.

         5.       General
                  -------

                  The Company shall, at all times during the term of the Warrants, reserve and keep available out of its authorized but unissued shares of Common Stock such number of Common Stock as will be sufficient to satisfy the requirements of this Warrant Certificate; and, if at any time, the number of authorized but unissued shares of Common Stock shall be insufficient to effect the exercise of the Warrants, in addition to such other remedies as shall be available to the Holder, the Company shall take such corporate action as may, in the opinion of the Company, be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purposes. The Company shall pay all original issue and transfer taxes with respect to the issue and transfer of shares of Common Stock pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will, from time to time, use its best efforts to comply with all laws and regulations which, in the opinion of the Company, shall be applicable thereto.

         6.       Legends
                  -------

                  It is understood that the certificates evidencing the Shares may bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER".

         7.       Notices
                  -------

                  Any notice required by the provisions of this Warrant Certificate to be given to the Holder shall be deemed given three (3) days after it is deposited in the U.S. mail, certified and return receipt requested, addressed to the Holder at its address appearing on the books of the Company or on the date actually delivered in person.

         8.       Governing Law
                  -------------

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the state of Texas.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the date first above written.

                                   FORTUNE NATURAL RESOURCES CORPORATION




                                    By: _____________________________________
                                        TYRONE J. FAIRBANKS, President
                                        and Chief Executive Officer

                               NOTICE OF EXERCISE
                               ------------------



         TO:      FORTUNE NATURAL RESOURCES CORPORATION:


                  The undersigned hereby (1) elects to exercise _________________ Warrants represented by the attached Warrant Certificate, and to purchase ___________ shares of Common Stock of Fortune Natural Resources Corporation issuable upon the exercise of said Warrants, (2) tenders herewith payment of the Purchase Price of such shares in full, and requests that certificates representing such shares be issued in the name of and delivered to the following [please print]:


               ---------------------------------------------------
                 Social Security or Other Identification Number


               ---------------------------------------------------
                                      Name

               ---------------------------------------------------
                        Street Address or Post Office Box

               ---------------------------------------------------
                            City, State and Zip Code



Date: ____________________                _____________________________________
                                          Print Name of Holder


                                          _____________________________________
                                          Signature


                                          _____________________________________
                                          Title